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                                                          EXHIBIT (10)(iii)(A)14

                        STANDARD FORM OF INDEMNIFICATION

         In order to induce you to serve or continue to serve as a director or officer of AT&T Corp. (the "Corporation") or one of its subsidiaries and in consideration of your so serving, the Corporation hereby agrees to indemnify you according to the terms and conditions set forth below:

         1. Indemnification.

            (a) The Corporation shall indemnify you to the fullest extent permitted by applicable law against any and all expenses (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by you (net of any related insurance proceeds received by you or paid on your behalf) in connection with any present or future threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, whether or not such claim, action, suit or proceeding is by or in the right of the Corporation, based upon, arising from, relating to, or by reason of the fact that you were, are, shall be or shall have been a director or officer of the Corporation, or are or were serving, shall serve or shall have served at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided that no indemnification may be made to or on your behalf if a judgment or other final adjudication adverse to you establishes that your acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that you personally gained in fact a financial profit or other advantage to which you were not legally entitled.

            (b) If you have been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in paragraph (a), or in the defense of any claim, issue or matter therein, you shall be entitled to indemnification as authorized in such paragraph. Any other indemnification under paragraph (a), unless awarded by a court, shall be made by the Corporation only if authorized in a specific case:
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                                    (i) by the Board of Directors acting by a
                        quorum of directors who are not parties to such action or proceeding upon a finding that you have met the standard of conduct set forth in paragraph (a); or

                                    (ii) if such a quorum is not obtainable or,
                        even if obtainable, a quorum of disinterested directors so directs, (x) by the Board of Directors upon the opinion in writing of independent legal counsel reasonably acceptable to you and the Corporation that indemnification is proper in the circumstances because the applicable standard of conduct set forth in paragraph (a) has been met by you, or (y) by the shareholders upon a finding that you have met the applicable standard of conduct set forth in paragraph
                        (a); and

                                    (iii) in addition to or in substitution for
                        (i) or (ii) above, the Corporation and you shall have met any other standard, obtained any other approvals, and proceeded in any other manner as may be required by law.

            (c) The termination of any such civil or criminal action or proceedings by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that your acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or that you personally gained in fact a financial profit or other advantage to which you were not legally entitled.

            (d) If you are entitled to indemnification hereunder as to only a portion of the amounts actually incurred by you in the investigation, defense, appeal or settlement of any action, suit or proceeding but not for the total amount thereof, the Corporation shall nevertheless indemnify you for the portion thereof to which you are entitled.

            (e) For purposes of paragraph (a) of this Section 1, the Corporation shall be deemed to have requested you to serve on an employee benefit plan where your performance of your duties to the Corporation also imposes duties on, or otherwise involve services by, you to the plan or participants or beneficiaries of the plan; excise taxes assessed on you with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by you with respect to an employee benefit plan and the performance of your duties for a purpose reasonably believed by you to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.
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         2. Method of Payment.

            (a) You shall, upon making a written request to the Corporation accompanied by supporting documentation as described below, be entitled to receive promptly from the Corporation, and the Corporation agrees to pay to you, by check payable in next-day funds, the amount you are entitled to receive from the Corporation pursuant to Section 1 (the "Indemnified Amounts"). In making any such written request you shall submit to the Corporation a schedule setting forth in reasonable detail the amount expended (or incurred and expected to be expended) for each Indemnified Amount accompanied by a copy of the relevant bill, agreement or other documentation.

            (b) Indemnified Amounts expended by you, or reasonably expected to be expended by you within three months next succeeding a request by you as described below, shall be paid by the Corporation in advance of the final resolution of any suit, action or proceeding (an "Advanced Amount") upon your written request, which shall include a schedule setting forth in reasonable detail the amount expended, or reasonably expected to be expended within the next three months, by you for any Indemnified Amount, accompanied by a copy of the relevant bill, agreement or other documentation. You may make as many requests for an Advanced Amount under this Section as you may deem reasonably necessary to cover Indemnified Amounts, provided that each request shall be at least for the sum of $1,000.

            (c) You hereby agree to repay all Advanced Amounts to the Corporation by check payable in next-day funds promptly following the final resolution of any action, suit or proceeding to which such Advance Amounts relate if it is determined that you are not entitled to indemnification with respect thereto pursuant to Section 1.

            (d) In the event that you are entitled to indemnification pursuant to Section 1, you shall have the right to seek payment for that portion of Indemnified Amounts which is in excess of Advanced Amounts received by you (the "Unadvanced Indemnified Amounts") by following the procedures set forth in paragraph (a) of this Section 2; provided that the schedule of Indemnified Amounts shall in addition set forth each and every Advanced Amount received as of the date of such listing in order to calculate the net Unadvanced Indemnified Amounts. Alternatively, if you are entitled to indemnification pursuant to
Section 1 and the total of the Advanced Amounts theretofore received by you exceeds the total amount of Indemnified Amounts, you shall pay the amount of the difference to the Corporation by check payable in next-day funds promptly upon a determination of the amount of such excess.

            (e) During the interval between the Corporation's receipt of your request for indemnification under paragraph (a) of this Section 2, and the
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later to occur of (i) payment in full to you of the Indemnified Amounts or (ii)
a determination (if required) pursuant to paragraph (b) of Section 1 that you are not entitled to indemnification hereunder, the Corporation shall take all necessary steps (whether or not such steps require expenditures to be made by the Corporation at that time), to stay, pending a final determination of your entitlement to indemnification (and, if you are so entitled, the payment thereof), the execution, enforcement or collection of any judgments, penalties, fines or any other amounts for which you may be liable (and as to which you have requested indemnification hereunder) in order to avoid your being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the loan to you of amounts for which you may be liable and as to which a stay of execution as aforesaid cannot be obtained), promptly after receipt of your written request therefor, together with a written undertaking by you to repay, promptly following receipt of a statement therefor from the Corporation, amounts (if any) expended by the Corporation for such purpose, if it is ultimately determined (if such determination is required) pursuant to paragraph (b) of
Section 1 hereof that you are not entitled to be indemnified against such judgments, penalties, fines or other amounts.

         3. Procedures.

            Promptly after receipt by you of notice of the assertion of any claim or notice of the commencement of any claim, action, suit or proceeding, you will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to you otherwise than under this Agreement. With respect to any such claim, action, suit or proceeding:

                           (a) the Corporation will be entitled to participate
                  therein at its own expense; and

                           (b) except as otherwise provided below, to the extent
                  that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof with counsel satisfactory to you. After notice from the Corporation to you of its election so to assume the defense thereof, the Corporation will not be liable under this Agreement for any legal or other expenses subsequently incurred by you in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. You shall have the right to employ your counsel in such claim, action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its
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                  assumption of the defense thereof shall be at your expense unless (i) the employment of counsel by you has been authorized by the Corporation, (ii) you shall have reasonably concluded that there may be a conflict of interest between the Corporation and you in the conduct of the defense of such claim, action, suit or proceeding, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such claim, action, suit or proceeding in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any claim, action, suit or proceeding brought by or on behalf of the Corporation or as to which you shall have made the conclusion provided for in (ii) above; and

                           (c) the Corporation shall not be liable to indemnify
                  you under this Agreement for any amounts paid in settlement of any claim, action, suit or proceeding effected without its written consent. The Corporation shall not settle any claim, action, suit or proceeding in any manner which would impose any penalty or limitation on you without your written consent. Neither the Corporation nor you will unreasonably withhold their consent to any proposed settlement.

         4. Enforcement of Rights Under This Agreement.

         The rights to indemnification or advances pursuant to this Agreement shall be enforceable by you in any court of competent jurisdiction and your expenses incurred in connection with successfully establishing your right to indemnification or advances, in whole or in part, in any such proceedings shall be paid by the Corporation. In any such proceeding, the Corporation shall have the burden of proving by the preponderance of the evidence that you are not entitled to indemnification or advances hereunder. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination that you are entitled to indemnification or advances in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that you are not so entitled shall be a defense to an action or create a presumption that you are not so entitled.

         5. Rights to Indemnification and Advances

         Not Exclusive; Subrogation Rights, etc.

            (a) The rights to indemnification and advances hereunder shall not be deemed exclusive of, or in limitation of, any other rights to which you
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may be entitled under any law, agreement, provision of the certificate of incorporation or by-laws of the Corporation, vote of the shareholders or disinterested directors or otherwise, both as to action in your official capacity and as to action in another capacity while holding such office, and shall continue after you have ceased to be a director, officer, employee or agent of the Corporation.

            (b) In the event you shall receive payment from any insurance carrier or from the plaintiff in any action, suit or proceeding against you in respect of Indemnified Amounts after payments on account of all or any part of such Indemnified Amounts have been made by the Corporation pursuant hereto, you shall reimburse to the Corporation the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to you exceed such Indemnified Amounts; provided that such portions, if any, of any such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy shall not be deemed to be payments to you hereunder. In addition, upon payment of Indemnified Amounts hereunder, the Corporation shall be subrogated to your rights (to the extent thereof), against any insurance carrier in respect of such Indemnified Amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Corporation of the amount to be reimbursed by you pursuant to the first sentence of this paragraph (b).

         6. Successors; Binding Agreement.

            (a) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by agreement in form and substance reasonably satisfactory to you, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

            (b) This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If you should die while any amounts would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee, or other designee, or if there be no such designee, to your estate.

         7. Notices.

         For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by the United States registered mail, return receipt requested, postage prepaid, as follows:
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         If to you: to your address as set forth at the head of this letter

         If to the Corporation:

                                        32 Avenue of the Americas
                                        New York, New York 10013
                                        Attention: Vice President - Law
                                                   and Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Miscellaneous.

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by you and either the Corporation's Chairman of the Board or another officer of the Corporation specifically designated by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

         9. Severability.

         The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Secretary of the Corporation the enclosed copy of this letter, which shall then constitute our agreement on this matter.
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         This Agreement is entered into and is effective as of the date of your election as a director or officer of AT&T Corp. .

                                         Accepted and Agreed:


                                         AT&T CORP.



                                         By:
                                            ------------------------------
                                            Chairman and Chief
                                            Executive Officer

Accepted and agreed:

[NOMINEE]

By:
   ------------------
   Name
   Title